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   As filed with the Securities and Exchange Commission on October 11, 2000.

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                               October 10, 2000
               Date of Report (Date of earliest event reported)


                         Kent Electronics Corporation
            (Exact Name of Registrant as Specified in its Charter)


          Delaware                       0-14643                74-1763541
(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                     Identification No.)


          1111 Gillingham Lane
           Sugar Land, Texas                                           77478
(Address of Principal Executive Offices)                            (Zip Code)


                                (281) 243-4000
                        (Registrant's telephone number,
                             including area code)



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                   INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.   Acquisition or Disposition of Assets

     On October 10, 2000, Kent Electronics Corporation, a Texas corporation (the "Company"), sold 100% of the common stock of K*TEC Electronics Corporation, a wholly-owned subsidiary of the Company ("K*TEC"), to Thayer-BLUM Funding II, L.L.C., a Delaware limited liability company ("Thayer-BLUM") for aggregate consideration of $225 million consisting of $175 million cash and a $50 million senior secured note maturing February 10, 2001. After closing, the purchase price will be increased or decreased by the amount K*TEC's net assets as of October 7, 2000 are above or below $177 million. For more information concerning the purchase and sale of the common stock of K*TEC, reference is made to that certain Stock Purchase Agreement by and between the Company and Thayer-BLUM dated October 10, 2000, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference. The Company's press release announcing this sale is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.   Financial Statements and Exhibits.

          (b) Pro Forma Financial Information

          As of the filing date of this Form 8-K, the Company has found it impracticable to file the required pro forma financial information for K*TEC. The Company intends to file the required pro forma financial information at the earliest practicable date but in any event no later than 60 days after the date the initial report on Form 8-K was required to be filed.

          (c)  Exhibits

          2.1 Stock Purchase Agreement by and among Kent Electronics Corporation and Thayer-BLUM Funding II, L.L.C., dated October 10, 2000

          99.1 Press release dated October 10, 2000.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 11, 2000            KENT ELECTRONICS CORPORATION


                                   By:  /s/ Stephen J. Chapko
                                       ------------------------
                                         Stephen J. Chapko
                                         Chief Financial Officer
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                               INDEX TO EXHIBITS


Exhibit No.  Description of Exhibit
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2.1   Stock Purchase Agreement by and among Kent Electronics Corporation and
      Thayer-BLUM Funding II, L.L.C., dated as of October 10, 2000.

99.1  Press release dated October 10, 2000.